Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contacts	Media Contacts
Linda Ventresca	Joseph Kuo / Caroline Gentile
AXIS Capital Holdings Limited	Kekst and Company
info@axiscapital.com	(212) 521-4800
(441) 297-9513

AXIS CAPITAL ANNOUNCES THIRD QUARTER NET INCOME OF $226.2 MILLION,

OR $1.37 PER DILUTED SHARE

YEAR TO DATE ANNUALIZED RETURN ON AVERAGE COMMON EQUITY OF 25.8%

Pembroke, Bermuda, October 30, 2006 — AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today reported net income available to common shareholders of $226.2 million, or $1.37 per diluted common share for the quarter ended September 30, 2006, compared with a net loss of $468.1 million, or $(3.32) per diluted common share, for the quarter ended September 30, 2005.  Net income available to common shareholders for the nine months ended September 30, 2006 was $644.8 million, or $3.94 per diluted share, compared with a net loss of $143.4 million, or $(1.01) per diluted share, for the corresponding period in 2005.  Prior year results were significantly impacted by the losses from Hurricanes Katrina and Rita.

Operating income for the third quarter of 2006 was $228.1 million, or $1.38 per diluted share, compared with an operating loss of $462.2 million, or $(3.27) per diluted common share, for the quarter ended September 30, 2005.  This same item excluding foreign exchange gains (losses), net of tax, for the third quarter of 2006 was $230.8 million, or $1.40 per diluted common share, compared with $(460.8) million, or $(3.26) per diluted common share, for the quarter ended September 30, 2005.

AXIS Capital Holdings Limited  92 Pitts Bay Road  Pembroke, Bermuda  HM08

Tel. 441.496.2600  Fax 441.296.3140

www.axiscapital.com

Operating income for the nine months ended September 30, 2006 was $665.5 million, or $4.07 per diluted share, compared with an operating loss of $138.5 million, or $(0.98) per diluted common share, for the nine months ended September 30, 2005.  This same item excluding foreign exchange gains (losses), net of tax, for the nine months ended September 30, 2006 was $641.3 million, or $3.92 per diluted common share, compared with $(87.6) million, or $(0.62) per diluted common share, for the nine months ended September 30, 2005.

Operating income and operating income excluding foreign exchange gains (losses), net of tax, are non-GAAP financial measures. Reconciliations of these measures to net income are presented at the end of this release.

Operating highlights for the nine months ended September 30, 2006 included the following:

•        Net premiums written increased by 10.2% to $2,419.0 million;

•        Net premiums earned increased by 7.4% to $2,005.5 million;

•        Combined ratio of 78.5% included net favorable prior period reserve development of $182.1 million, or 9.1 percentage points;

•        Pre-tax net investment income increased by 59.8% to $284.0 million;

•        Annualized return on average common shareholders’ equity was 25.8%; and

•        Total shareholders’ equity increased from December 31, 2005 by 17.9% to $4.1 billion and diluted book value per common share increased 17.1% to $22.48.

Operating highlights for the third quarter included the following:

•        Net premiums written increased by 17.0% to $605.9 million;

•        Net premiums earned increased by 12.3% to $692.8 million;

•        Combined ratio of 77.7% included net favorable prior period reserve development of $56.6 million, or 8.2 percentage points;

•        Pre-tax net investment income increased by 47.4% to $98.8 million; and

•        Annualized return on average common shareholders’ equity was 26.0%.

Commenting on the third quarter 2006 results, John Charman, Chief Executive Officer and President of AXIS Capital, stated:  “We are extremely pleased to deliver another very strong quarter, bringing year-to-date diluted book value accretion to 17 percent.  We have achieved disciplined growth in net premiums written of 10 percent during the same period with a substantially strengthened underwriting portfolio.  As we enter 2007, risk selection, franchise focus and the quality of earnings will continue to be our key drivers.  We believe our selectively diverse global underwriting platform is uniquely positioned to continue to extract profitability from a mixed marketplace.”

Operating Results

Our operating results for the quarter ended and for the nine months ended September 30, 2005 were significantly impacted by Hurricanes Katrina and Rita.  Consequently, any comparison between these periods and the corresponding periods in 2006 must consider these factors.  For a summary of the impact of Hurricanes Katrina and Rita during these periods, please refer to our third quarter 2006 financial supplement.

Consolidated gross premiums written decreased $59.7 million, or 7.5%, from the third quarter of 2005. This decrease was due primarily to additional gross premiums written in 2005 from our cedants to reinstate reinsurance coverage that was utilized following Hurricanes Katrina and Rita.  These assumed reinsurance reinstatement premiums in the third quarter of 2005 totaled $58.7 million. Our gross premiums written were derived 61.7% from our insurance segment and 38.3% from our reinsurance segment compared to 58.0% and 42.0%, respectively, for the third quarter of 2005.  Our net premiums written increased by 17.0% to $605.9 million for the third quarter of 2006. Taking into account the impact of assumed and ceded reinstatement premiums following Hurricanes Katrina and Rita, our net premiums written would have grown by 8.4% for the quarter ended September 30, 2006. Our combined ratio decreased to 77.7% from 185.4% in the third quarter of 2005. The third quarter of 2005 included net losses incurred of $804.5 million, or 130.4 percentage points from Hurricanes Katrina and Rita.

Gross premiums written for the nine months ended September 30, 2006 increased 4.9% from the same period of 2005 and were derived 52.5% from our insurance segment and 47.5% from our reinsurance segment compared to 50.8% and 49.2%, respectively, for the same period of 2005.  The increase was primarily driven by significant improvement in pricing for catastrophe-exposed business, the expansion of our product offerings in the global professional lines insurance business, and an increase in our participations on renewals of U.S. professional lines and other liability reinsurance business. Our net premiums written increased by 10.2% to $2,419.0 million. Taking into account the impact of assumed and ceded reinstatement premiums following Hurricanes Katrina and Rita, our net premiums written would have grown by 8.1% for the nine months ended September 30, 2006. Our combined ratio decreased to 78.5% in the nine months ended September 30, 2006 from 112.4% in the same period of 2005 which included net losses from Hurricanes Katrina and Rita.

Insurance Segment

For the quarter ended September 30, 2006, our insurance segment essentially reported flat gross premiums written compared to the same period of last year. The segment’s net premiums written increased by 72.3% from the third quarter of 2005 to $323.6 million in this quarter.  This increase in net premiums written was largely due to higher reinstatement premiums ceded in the third quarter of 2005 following our utilization of reinsurance protections on Hurricanes Katrina and Rita.  The segment’s ceded reinstatement premiums related to Hurricanes Katrina and Rita totaled $96.7 million in the third quarter of 2005.

Our insurance segment reported gross premiums written for the nine months ended September 30, 2006 of $1,519.8 million, up 8.3% from the same period of 2005, and net premiums written of $1,053.8 million, up 24.3% from the same period of 2005.  Throughout the nine months ended September 30, 2006, the segment substantially reduced gross aggregate catastrophe exposures while attaining significant improvements in price for catastrophe-exposed business.  The growth in gross premiums written was largely driven by a combination of this significant improvement in the pricing environment for catastrophe-exposed property and marine lines and expansion of our global product offerings in the professional lines insurance business.

Our insurance segment reported a combined ratio of 79.0% for the quarter compared to 192.7% for the quarter ended September 30, 2005. The decrease was primarily due to lower catastrophic loss activity in the quarter compared to the third quarter of 2005, which included net losses incurred of $309.5 million, or 124.5 percentage points from Hurricanes Katrina and Rita. The insurance segment experienced favorable prior period reserve development from short tail lines of $27.9 million, or 8.5 percentage points, compared to favorable prior period development of $66.1 million, or 26.6 percentage points, in the quarter ended September 30, 2005.

Reinsurance Segment

Gross premiums written in our reinsurance segment decreased by 15.6%, or $52.2 million to $281.8 million, for the quarter ended September 30, 2006 compared to the same period of 2005.  The decrease was principally due to the impact of assumed reinsurance reinstatement premiums of $58.7 million in the third quarter of 2005 following our cedants’ utilization of coverage in Hurricanes Katrina and Rita.

Our reinsurance segment reported gross premiums written for the nine months ended September 30, 2006 of $1,375.3 million, up 1.3% from the same period of 2005.  The level of gross premiums written was impacted by assumed reinsurance reinstatement premiums of $58.7 million in the third quarter of 2005.  Growth experienced in the reinsurance segment, excluding the impact of these reinstatement premiums, was driven by increased participations on renewals of our U.S. professional lines and other liability reinsurance and new engineering business in Europe.

Our reinsurance segment reported a combined ratio of 70.8% for the quarter compared to 179.7% in the third quarter of 2005.  The decrease was primarily due to lower catastrophic loss activity in the quarter compared to the third quarter of 2005 which included net losses incurred from Hurricanes Katrina and Rita of $495.0 million, or 134.4 percentage points. Our reinsurance segment experienced favorable prior period reserve development from short tail lines of $28.6 million, or 7.8 percentage points, consistent with $29.7 million, or 8.1 percentage points, in the quarter ended September 30, 2005.

Interest Expense

Interest expense for the quarter and nine months ended September 30, 2006 was $8.2 million and $24.6 million respectively, consistent with the comparable periods of 2005.  Interest expense consists of interest due on outstanding debt, the amortization of debt offering expenses and offering discounts and fees relating to our credit facility. Our outstanding debt relates to $500.0 million of senior unsecured debt issued on November 15, 2004.

Preferred Dividends

Preferred dividends were $9.2 million and $28.1 million in the quarter and nine months ended September 30, 2006 respectively, and related to dividends declared on our Series A and B preferred shares which were issued in September and November 2005, respectively.

Investments

Pre-tax net investment income was $98.8 million, an increase of 47.4%, or $31.8 million, from the third quarter of 2005. This increase principally reflects the positive impact of higher average investment yields and higher investment balances. We experienced $1.7 million of net realized losses, compared to $6.4 million in the third quarter of 2005.

Pre-tax net investment income for the nine months ended September 30, 2006 was $284.0 million, an increase of 59.8%, or $106.2 million, from the nine months ended September 30, 2005. This increase principally reflects the positive impact of higher average investment yields, higher investment balances and includes an increase of $14.0 million in investment income from other investments.  We experienced $22.4 million of net realized losses, compared to $6.0 million for the nine months ended September 30, 2005.

Capitalization / Shareholders’ Equity

Total capitalization at September 30, 2006 was $4.6 billion, including $0.5 billion of long-term debt and $0.5 billion of preferred equity, compared to $4.0 billion at December 31, 2005.

At September 30, 2006, diluted book value per common share was $22.48 and book value per common share was $24.27, compared to $19.19 and $20.23 respectively, at December 31, 2005. Diluted book value per share is a non-GAAP financial measure.  A reconciliation of this measure to shareholders’ equity is presented at the end of this release.

Conference Call

We will host a conference call on Tuesday October 31, 2006 at 8:00 AM (Eastern) to discuss the third quarter financial results and related matters. This presentation will be available through an audio webcast accessible through the Investor Information section of our website at www.axiscapital.com.

In addition, a financial supplement relating to our financial results for the quarter ended September 30, 2006 is available in the Investor Information section of our website.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at September 30, 2006 of $4.1 billion and locations in Bermuda, the United States, Europe and Singapore.  Its operating subsidiaries have been assigned a rating of “A” (“Excellent”) by A.M. Best and a rating of “A” (“Strong”) by Standard & Poor’s.  AXIS Capital has been assigned a senior unsecured debt rating of Baa1 (stable) by Moody’s Investors Service and BBB+ (stable) by Standard & Poor’s.  For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As at September 30, 2006 and December 31, 2005

(Expressed in thousands of U.S. dollars)

	September 30, 2006	December 31, 2005
Assets
Cash and cash equivalents	$1,640,914	$1,280,990
Fixed maturity investments at fair market value	6,523,009	6,012,425
Other investments	714,381	409,504
Accrued interest receivable	65,235	59,784
Securities lending collateral	1,010,846	998,349
Insurance and reinsurance balances receivable	1,233,125	1,026,975
Deferred acquisition costs	272,110	196,388
Prepaid reinsurance premiums	274,972	281,579
Reinsurance recoverable	1,364,682	1,518,110
Intangible assets	34,543	37,013
Other assets	120,385	104,859
Total Assets	$13,254,202	$11,925,976
Liabilities
Reserve for losses and loss expenses	$4,995,074	$4,743,338
Unearned premiums	2,167,364	1,760,467
Insurance and reinsurance balances payable	287,445	314,232
Accounts payable and accrued expenses	109,656	101,179
Securities lending payable	1,006,806	995,287
Net payable for investments purchased	47,781	76
Debt	499,127	499,046
Total Liabilities	9,113,253	8,413,625

Shareholders’ Equity
Series A preferred shares	125	125
Series B preferred shares	31	31
Common shares	1,875	1,861
Additional paid-in capital	2,423,013	2,386,200
Accumulated other comprehensive loss	(54,673)	(77,798)
Retained earnings	1,770,578	1,201,932
Total Shareholders’ Equity	4,140,949	3,512,351
Total Liabilities & Shareholders’ Equity	$13,254,202	$11,925,976

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the quarters and nine months ended September 30, 2006 and 2005

(Expressed in thousands of U.S. dollars, except share and per share amounts)

	Quarters ended		Nine Months ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues
Gross premiums written	$734,910	$794,571	$2,895,030	$2,760,563
Premiums ceded	(128,997)	(276,854)	(476,057)	(564,979)
Change in unearned premiums	86,867	99,097	(413,500)	(328,767)
Net premiums earned	692,780	616,814	2,005,473	1,866,817

Net investment income	98,787	67,015	284,018	177,774
Net realized losses	(1,722)	(6,435)	(22,428)	(5,997)
Other insurance related income (loss)	804	236	1,866	(5,283)
Total revenues	790,649	677,630	2,268,929	2,033,311

Expenses
Net losses and loss expenses	365,958	1,035,270	1,096,598	1,702,413
Acquisition costs	103,615	64,436	295,151	241,208
General and administrative expenses	68,470	44,237	181,538	155,335
Foreign exchange losses (gains)	2,738	1,727	(25,427)	52,371
Interest expense	8,239	8,360	24,639	24,257
Total expenses	549,020	1,154,030	1,572,499	2,175,584

Income (loss) before income taxes	241,629	(476,400)	696,430	(142,273)
Income tax (expense) benefit	(6,181)	8,325	(23,540)	(1,158)
Net Income (loss)	235,448	(468,075)	672,890	(143,431)
Preferred share dividends	(9,226)	—	(28,083)	—

Net income (loss) available to common shareholders	$226,222	$(468,075)	$644,807	$(143,431)

Weighted average common shares and common share equivalents - basic	149,884,027	140,995,298	149,656,707	142,711,852

Weighted average common shares and common share equivalents - diluted	164,700,926	140,995,298	163,862,658	142,711,852

Net income per share - basic	$1.51	$(3.32)	$4.31	$(1.01)

Net income per share - diluted	$1.37	$(3.32)	$3.94	$(1.01)

Insurance Ratios
Loss ratio	52.8%	167.8%	54.7%	91.2%
Expense ratio	24.9%	17.6%	23.8%	21.2%
Combined ratio	77.7%	185.4%	78.5%	112.4%

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
Quarter ended September 30, 2006

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total
Revenues:
Gross premiums written	$177,350	$275,766	$453,116	$281,794	$—	$734,910
Net premiums written	169,128	154,490	323,618	282,295	—	605,913
Net premiums earned	189,229	138,472	327,701	365,079	—	692,780
Other insurance related income	—	412	412	392	—	804412
Net losses and loss expenses	(98,024)	(84,256)	(182,280)	(183,678)	—	(365,958)
Acquisition costs	(27,364)	(13,432)	(40,796)	(62,819)	—	(103,615)
General and administrative expenses	(11,502)	(24,639)	(36,141)	(12,162)	—	(48,303)
Underwriting income	$52,339	$16,557	$68,896	$106,812	—	$175,708
Corporate expenses					(20,167)	(20,167)
Net investment income					98,787	98,787
Realized losses on investments					(1,722)	(1,722)
Foreign exchange losses					(2,738)	(2,738)
Interest expense					(8,239)	(8,239)
Income before income taxes						$241,629

Net loss and loss expense ratio	51.8%	60.8%	55.6%	50.3%		52.8%
Acquisition cost ratio	14.5%	9.7%	12.4%	17.2%		15.0%
General and administrative expense ratio	6.1%	17.8%	11.0%	3.3%	2.9%	9.9%
Combined ratio	72.4%	88.3%	79.0%	70.8%		77.7%

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED SEGMENTAL DATA (UNAUDITED)

Quarter ended September 30, 2005

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total
Revenues:
Gross premiums written	$191,616	$268,967	$460,583	$333,988	$—	$794,571
Net premiums written	63,813	124,061	187,874	329,843	—	517,717
Net premiums earned	141,359	107,174	248,533	368,281	—	616,814
Other insurance related income	—	236	236	—	—	236
Expenses:
Net losses and loss expenses	(308,024)	(130,500)	(438,524)	(596,746)	—	(1,035,270)
Acquisition costs	(13,293)	1,722	(11,571)	(52,865)	—	(64,436)
General and administrative expenses	(9,039)	(19,716)	(28,755)	(12,187)	—	(40,942)
Underwriting loss	$(188,997)	$(41,084)	$(230,081)	$(293,517)	—	$(523,598)

Corporate expenses					(3,295)	(3,295)
Net investment income					67,015	67,015
Realized losses on investments					(6,435)	(6,435)
Foreign exchange losses					(1,727)	(1,727)
Interest expense					(8,360)	(8,360)
Loss before income taxes						$(476,400)

Net loss and loss expense ratio	217.9%	121.8%	176.4%	162.0%		167.8%
Acquisition cost ratio	9.4%	(1.6%)	4.7%	14.4%		10.4%
General and administrative expense ratio	6.4%	18.4%	11.6%	3.3%	0.6%	7.2%
Combined ratio	233.7%	138.6%	192.7%	179.7%		185.4%

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
Nine Months ended September 30, 2006

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total

Revenues:
Gross premiums written	$700,383	$819,388	$1, 519,771	$1,375,259	$—	$2,895,030
Net premiums written	604,684	449,110	1,053,794	1,365,179	—	2,418,973
Net premiums earned	554,996	418,989	973,985	1,031,488	—	2,005,473
Other insurance related income	—	1,474	1,474	392	—	1,866
Net losses and loss expenses	(247,346)	(238,889)	(486,235)	(610,363)	—	(1,096,598)
Acquisition costs	(78,506)	(38,500)	(117,006)	(178,145)	—	(295,151)
General and administrative expenses	(32,674)	(71,395)	(104,069)	(34,377)	—	(138,446)
Underwriting income	$196,470	$71,679	$268,149	$208,995	—	$477,144
Corporate expenses					(43,092)	(43,092)
Net investment income					284,018	284,018
Realized losses on investments					(22,428)	(22,428)
Foreign exchange gains					25,427	25,427
Interest expense					(24,639)	(24,639)
Income before income taxes						$696,430

Net loss and loss expense ratio	44.6%	57.0%	49.9%	59.2%		54.7%
Acquisition cost ratio	14.1%	9.2%	12.0%	17.3%		14.7%
General and administrative expense ratio	5.9%	17.0%	10.7%	3.3%	2.1%	9.1%
Combined ratio	64.6%	83.2%	72.6%	79.8%		78.5%

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED SEGMENTAL DATA (UNAUDITED)

Nine Months ended September 30, 2005

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total

Revenues:
Gross premiums written	$671,451	$731,363	$1,402,814	$1,357,749	—	$2,760,563
Net premiums written	481,248	366,391	847,639	1,347,945	—	2,195,584
Net premiums earned	562,934	321,996	884,930	981,887	—	1,866,817
Other insurance related (loss) income	(5,865)	582	(5,283)	—	—	(5,283)
Expenses:
Net losses and loss expenses	(451,958)	(272,876)	(724,834)	(977,579)	—	(1,702,413)
Acquisition costs	(72,830)	(5,017)	(77,847)	(163,361)	—	(241,208)
General and administrative expenses	(28,523)	(60,804)	(89,327)	(36,818)	—	(126,145)
Underwriting income (loss)	$3,758	$(16,119)	$(12,361)	$(195,871)	—	$(208,232)

Corporate expenses					(29,190)	(29,190)
Net investment income					177,774	177,774
Realized losses on investments					(5,997)	(5,997)
Foreign exchange losses					(52,371)	(52,371)
Interest expense					(24,257)	(24,257)
Loss before income taxes						$(142,273)

Net loss and loss expense ratio	80.3%	84.7%	81.9%	99.6%		91.2%
Acquisition cost ratio	12.9%	1.6%	8.8%	16.6%		12.9%
General and administrative expense ratio	5.1%	18.9%	10.1%	3.7%	1.5%	8.3%
Combined ratio	98.3%	105.2%	100.8%	119.9%		112.4%

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws.  Forward-looking statements contained in this release include our expectations regarding market conditions. These statements involve risks, uncertainties and assumptions.  Actual events or results may differ materially from our expectations.  Important factors that could cause actual events or results to be materially different from our expectations include (1) our limited operating history, (2) the occurrence of natural and man-made disasters, (3) actual claims exceeding our loss reserves, (4) the failure of any of the loss limitation methods we employ, (5) the effects of emerging claims and coverage issues, (6) the failure of our cedants to adequately evaluate risks, (7) the loss of one or more key executives, (8) a decline in our ratings with rating agencies, (9) the loss of business provided to us by our major brokers, (10) changes in governmental regulations, (11) increased competition, (12) general economic conditions and (13) the other matters set forth under Item 1A, “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC on March 9, 2006. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to the GAAP financial measures included within this release, we have presented ‘operating income’ which represents net income available to common shareholders, before the after tax impact of net realized gains and losses on investments, “operating income, excluding the after tax impact of foreign exchange gains/losses” and “diluted book value per common share,” which are non-GAAP financial measures. We have included the first and second measures as we believe that security analysts, rating agencies and investors believe that realized gains and losses and foreign exchange, where an actively managed foreign exchange program is not in place, are largely opportunistic and are a function of economic and interest rate conditions. As a result, we believe that they evaluate earnings before realized gains and losses and foreign exchange, adjusted for tax, to make performance comparisons with our industry peers. We have included the third measure because it takes into account the effect of dilutive securities and, therefore, we believe that this is a better measure of calculating shareholder returns than book value per share.

AXIS CAPITAL HOLDINGS LIMITED

NON-GAAP FINANCIAL MEASURE RECONCILIATION

OPERATING INCOME

For the Quarters and Nine Months ended September 30, 2006 and 2005

(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarters ended		Nine Months ended
	September 30,		September 30,
	2006	2005	2006	2005

Net income (loss) avaliable to common shareholders	$226,222	$(468,075)	644,807	(143,431)

Adjustment for net realized losses on investments	1,722	6,435	22,428	5,997

Adjustment for associated tax impact of net realized losses on investments	149	(517)	(1,724)	(1,039)

Operating income (loss)	$228,093	$(462,157)	$665,511	$(138,473)

Net income (loss) per share - diluted	$1.37	$(3.32)	$3.94	$(1.01)

Adjustment for net realized losses on investments	0.01	0.05	0.14	0.04

Adjustment for associated tax impact of net realized losses on investments	—	—	(0.01)	(0.01)

Operating income (loss) per share - diluted	$1.38	$(3.27)	$4.07	$(0.98)

Weighted average common shares and common share equivalents - diluted	164,700,926	140,995,298	163,862,658	142,711,852

AXIS CAPITAL HOLDINGS LIMITED

NON-GAAP FINANCIAL MEASURE RECONCILIATION

OPERATING INCOME EXCLUDING FOREIGN EXCHANGE (GAINS) LOSSES, NET OF TAX

For the Quarters and Nine Months ended September 30, 2006 and 2005

(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarters ended		Nine Months ended
	September 30,		September 30,
	2006	2005	2006	2005

Net income (loss) avaliable to common shareholders	$226,222	$(468,075)	644,807	(143,431)

Adjustment for net realized losses on investments	1,722	6,435	22,428	5,997
Adjustment for foreign exchange losses (gains)	2,738	1,727	(25,427)	52,371
Adjustment for associated tax impact	149	(837)	(540)	(2,563)

Operating income excluding foreign exchange (losses) gains, net of tax	$230,831	$(460,750)	$641,268	$(87,626)

Net income (loss) per share - diluted	$1.37	$(3.32)	$3.94	$(1.01)

Adjustment for net realized losses on investments	0.01	0.05	0.14	0.04
Adjustment for foreign exchange losses (gains)	0.02	0.01	(0.16)	0.37
Adjustment for associated tax impact	—	—	—	(0.02)

Operating income excluding foreign exchange (losses) gains, net of tax, per share - diluted	$1.40	$(3.26)	$3.92	$(0.62)

Weighted average common shares and common share equivalents - diluted	164,700,926	140,995,298	163,862,658	142,711,852

AXIS CAPITAL HOLDINGS LIMITED

NON-GAAP FINANCIAL MEASURE RECONCILIATION

DILUTED BOOK VALUE PER SHARE

As at September 30, 2006 and December 31, 2005

(Expressed in thousands of U.S. dollars, except share and per share amounts)

	September 30, 2006	December 31, 2005
Total shareholders’ equity	$4,140,949	$3,512,351
less preferred equity	(500,000)	(500,000)
Common shareholders’ equity	$3,640,949	$3,012,351

Common shares outstanding	149,994,363	148,868,759

Book value per common share	$24.27	$20.23

Diluted book value on an “as if converted basis”

Common shareholders’ equity	$3,640,949	$3,012,351
add in:
proceeds on exercise of options	96,501	117,808
proceeds on exercise of warrants	244,812	244,812

Adjusted shareholders’ equity	3,982,262	3,374,971

As if converted diluted shares outstanding
Common shares outstanding	149,994,363	148,868,759
add in:
vesting of restricted stock	2,250,750	1,172,550
exercise of options	5,193,653	6,174,464
exercise of warrants	19,672,737	19,650,509

Diluted common shares outstanding	177,111,503	175,866,282

Diluted book value per common share	$22.48	$19.19